                                                                 Exhibit 10.2(a)

                         INFONET SERVICES CORPORATION
                       1998 EMPLOYEE STOCK PURCHASE PLAN

                                 AMENDMENT TO
                      LOAN, SECURITY AND PLEDGE AGREEMENT
                      -----------------------------------

     This AMENDMENT TO LOAN, SECURITY AND PLEDGE AGREEMENT (this "Agreement") is
                                                                  ---------
entered into as of January 1, 2000 (the "Effective Date") by and between
                                         --------------
_____________________, an individual (the "Borrower"), and Infonet Services
                                           --------
Corporation, a Delaware corporation (the "Company"; the Borrower and the
                                          -------
Company, collectively, the "Parties").
                            -------

                                R E C I T A L S
                                ---------------

     WHEREAS, the Borrower and the Company have previously entered into a Loan Pledge and Security Agreement (the "Agreement").

     WHEREAS, the Borrower and the Company wish to enter into an amendment to the Agreement to permit the Borrower to transfer some of the Shares pledged pursuant to the Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1. Section 4 of the Agreement is hereby deleted and replaced in its entirety by the following:

          "1.  Pledge of Shares.  The Borrower hereby (a) pledges and deposits
               ----------------
     as security with the Company that number of the Shares as the Company may deem necessary for such security (the "Pledged Shares") and agrees to deliver to the Company certificates therefor accompanied by stock powers duly executed in blank by the Borrower and (b) assigns, transfers, hypothecates, mortgages, charges and sets over to the Company all of the Borrower's right, title and interest in and to the Pledged Shares (and in and to the certificates or instructions evidencing such Pledged Shares), to be held by the Company upon the terms and conditions set forth in this Agreement. A copy of the form stock power is attached hereto as Exhibit 1.

          1.1  Dividends.  Until payment in full at maturity of the Loan, all
               ---------
               dividends and other amounts received by the Company as a result of the Company's record ownership of the Pledged Shares (if any) shall be applied to the repayment of the Loan.

          1.2  Voting Rights.  Until payment in full at maturity of the Loan,
               -------------
               and as long as the Borrower is not in default in the performance of any of the terms of this Agreement, the Borrower shall have the right (if any) to vote the Pledged Shares on all corporate questions; provided, however, that no vote shall be cast on any action taken which would violate or be inconsistent with the terms of this Agreement or which would have the effect of materially impairing the position or interests of the Company. The Company shall execute due and timely proxies in favor of the Borrower to this end.

          1.3  Adjustments.  In the event that, prior to payment in full at
               -----------
               maturity of the Loan, any share dividend, reclassification, readjustment, or other change is declared or made in the capital structure of the Company, all new, substituted, and additional Pledged Shares or other securities issued by reason of any change shall be held by the Company in addition to, or in substitution for, as the case may be, and in the same manner as the Pledged Shares.

          1.4  Warrants and Rights.  In the event that, prior to payment in full
               -------------------
               at maturity of the Loan, subscription warrants or any other rights or pledges shall be issued in connection with the Pledged Shares, such warrants, rights, and pledges shall be immediately assigned by the Company to the Borrower, and if exercised by the Borrower, all new shares or other securities so acquired by the Borrower shall be immediately assigned to the Company to be held in the same manner as the Pledged Shares.

          1.5  Repayment of the Loan.  On payment in full at maturity of the
               ---------------------
               Loan, the Company shall transfer to the Borrower all of the Pledged Shares and all rights received by the Company as a result of the Company's record ownership of the Pledged Shares.

          1.6  Default.  In the event that the Borrower defaults in the
               -------
               performance of any of the terms of this Agreement, the Company shall (a) be entitled to vote all or any part of the Pledged Shares and otherwise act with respect to the Pledged Shares as if it were the outright owner thereof (Borrower hereby irrevocably constituting and appointing Company the proxy and attorney-in-fact of the Borrower) and (b) have the rights and remedies provided in the California Commercial Code. In this connection, the Company may, on five days' written notice to the Borrower, and without liability for any diminution in price that may have occurred, sell the Pledged Shares in a commercially reasonable manner and for such a commercially reasonable price as the Company may determine. At any bona fide public sale, the Borrower shall be free to purchase all of any part of the Pledged Shares. Out of the proceeds of any sale the Company may retain an amount equal to outstanding balance of the Loan, plus the amount of the expenses of the sale, and shall pay any balance of such sale to the Borrower. If the proceeds of the sale are insufficient to cover the outstanding balance of the Loan plus expenses of the sale, the Borrower shall remain liable to the Company for any deficiency, in accordance with the provisions set forth in Commercial Code Section 9504.

     2. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                    Infonet Services Corporation



                                    By:____________________________

                                      Name:

                                      Title:

                                    The Borrower



                                      ____________________________
                                      Name

                                      -3-